Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 31, 2017, in this Registration Statement on Amendment 1 to Form S-1 and related Prospectus of Aytu BioScience, Inc. dated September 22, 2017.

/s/ EKS&H LLLP

Denver, Colorado
September 22, 2017